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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Lindsay Manufacturing Co.:

We consent to the incorporation by reference in the registration statements (No. 333-00769 and No. 333-87806) on Forms S-8 of Lindsay Manufacturing Co. of our reports dated November 3, 2005, with respect to the consolidated balance sheets of Lindsay Manufacturing Co. and subsidiaries as of August 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2005, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of August 31, 2005 and the effectiveness of internal control over financial reporting as of August 31, 2005, which reports appear in the August 31, 2005 annual report on Form 10-K of Lindsay Manufacturing Co.


                                        /s/ KPMG LLP

Omaha, Nebraska
November 4, 2005


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